SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                   ------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

    ----------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:
                                                       -------------------------

    5) Total fee paid:
                      ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              --------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
                                                    ----------------------------

    3) Filing Party:
                    ------------------------------------------------------------

    4) Date Filed:
                  --------------------------------------------------------------

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on December 19, 2001

Dear Fellow Shareholder:

      The Annual Meeting of the Shareholders of Long Island Physician Holdings Corporation, a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747, on Wednesday, December 19, 2001, at 6:00 p.m. (the "Meeting"), for the following purposes, as more fully described in the accompanying Proxy Statement:

      1. To elect four Class A directors.

      2. To ratify the appointment of PriceWaterhouseCoopers LLP as the Company's auditors for the 2001 fiscal year.

      3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      Only shareholders of record at the close of business on November 30, 2001 are entitled to notice and to vote at the Meeting or any adjournment thereof.

      We hope that all shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Shareholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
                 OF EACH OF ITS NOMINEES FOR DIRECTOR AND "FOR"
            APPROVAL OF EACH OF THE OTHER PROPOSALS DESCRIBED ABOVE.

November 30, 2001                  By Order of the Board of Directors,

                                   David Weissberg, M.D, President

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                            One Huntington Quadrangle
                            Melville, New York 11747

                                   ----------

                                 PROXY STATEMENT

                                   ----------

                       For Annual Meeting of Shareholders
                         To Be Held on December 19, 2001

Information Concerning the Solicitation

      This Proxy Statement is furnished to the holders of Class A Common Stock, par value $.001 (the "Class A Stock"), the only class of voting stock of Long Island Physician Holdings Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 6:00 p.m., Wednesday, December 19, 2001 at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders.

      This Proxy Statement and the form of Proxy were first mailed to the shareholders on or about November 30, 2001. Only shareholders of record at the close of business on November 19, 2001 (the "Record Date") are entitled to notice of the Meeting and only holders of record of the Class A Stock on that date are entitled to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 1,506 shares of Class A Stock.

      On all matters requiring a vote by holders of the Class A Stock, each share of Class A Stock entitles the holder of record to one vote. The holders of a majority of the outstanding shares of Class A Stock, present in person or by proxy, will constitute a quorum. Directors shall be elected by a plurality of the votes cast at the Meeting.

      The Company's Class A Stock is not listed on any exchange, quoted on any market or otherwise publicly traded and is subject to certain restrictions on transfer pursuant to the Company's By-laws.

  HOLDERS OF CLASS A STOCK MUST VOTE THEIR SHARES ON THE ENCLOSED PROXY CARD.

                                VOTING OF PROXIES

      Shares represented by Proxies, in the accompanying form of Proxy Cards, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will, unless otherwise directed by the shareholder, be voted (i) for the election as Class A directors of the four persons who have been nominated by the Board of Directors; (ii) for approval of PriceWaterhouseCoopers LLP as the Company's auditors for the 2001 fiscal year; and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy. The execution of a Proxy will not affect a shareholder's right to attend the Meeting and vote in person.

      A shareholder voting through a Proxy who abstains with respect to the election of directors will be considered to be present and entitled to vote on the election of directors at the Meeting and will be, in effect, a negative vote. A shareholder who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. A shareholder voting through a Proxy who abstains with respect to approval of any other matter to come before the Meeting will be considered to be present and entitled to vote on that matter and will be, in effect, a negative vote. A shareholder who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

      Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent Proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

      The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to use of the mails, proxy solicitation may be made by telephone, telecopy, electronic mail and personal interview by officers, directors and employees of the Company. The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. Officers and employees of the Company who solicit Proxies will receive no extra compensation for such solicitation.

                                   Proposal 1

                              ELECTION OF DIRECTORS

      The Company's By-laws provide for a staggered term Board of Directors by the classification of the Board of Directors into three classes of four directors each (Class A, Class B and Class C). In August 2001, the Board of Directors, in accordance with the Company's By-laws, approved certain amendments to the Company's By-laws that, among other things, reduced the number of directors from 40 to 12 and appointed the 12 continuing directors to serve as Class A, Class B and Class C directors until the 2002, 2003 and 2004 Annual Meetings, respectively. In connection with the adoption of the By-law amendments all non-continuing directors resigned.

      The nominees for Class A directors have been nominated to remain in office until their term expires at the Annual Meeting of shareholders to be held in the year 2002, and until their successors have been elected and qualified. Proxies will not be voted for a greater number of persons than the number of nominees named below.

      The nominees listed below are all (except for William Brennan) currently directors of the Company. The Board is not aware of any reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.

      Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the expiration of the terms for which they are elected and until their successors shall be duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

      The names of the nominees and certain information received from them are set forth in the following table, including their principal occupations, for at least the last five years, and the names of any other companies whose securities are publicly held and of which they presently serve as directors.

    THE BOARD OF DIRECTORS DEEMS THE ELECTION OF EACH OF THE BOARD'S NOMINEES
       TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
              RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE

                        DIRECTORS AND EXECUTIVE OFFICERS

Information Relating to Nominees for Election as Class A Directors

      Information relating to the nominees for election as Class A directors is set forth below:

      William Brennan, D.C., 51, conducts a family chiropractic practice in Seaford, New York, a practice he has conducted for 21 years. Dr. Brennan is also a partner in Preferred Chiropractic, IPA, LLC and Alternative Care Solutions, IPA, LLC. Dr. Brennan has been President of both those companies and Chairman of the Chiropractic Network of MDNY.

      Robert A. Jason, M.D., 43, conducts a medical practice in gynecology in Great Neck, New York, a practice he has conducted since 1986. Dr. Jason has been a director of the Company since April 1995.

      Robert Sarnataro, M.D., 47, conducts a medical practice in internal medicine in Flushing, New York, a practice he has conducted since 1985. Dr. Sarnataro has been a director of the Company since April 1995.

      Gary Wohlberg, M.D., 46, conducts a medical practice in pulmonology in Bay Shore, New York, a practice he has conducted since 1986. Dr. Wohlberg has been a director of the Company since its inception.

Directors

      In addition to Drs. Brennan, Jason, Sarnataro and Wohlberg, the Company's Board of Directors includes the following members:

      Salvatore J. Caravella, M.D., 44, conducts a medical practice in pediatrics in Huntington, New York, a practice he has conducted since 1988. Dr. Caravella is also employed as a neonatologist at the Westchester County Medical Center, a position he has held since 1988. Dr. Caravella has been a director of the Company since its inception.

      Franco Gallo, M.D., 39, conducts a medical practice in gastroenterology and hepatology with Gastroenterology Associates of Suffolk, P.C., in Port Jefferson and Smithtown, New York, a practice he has conducted since July 1994. Dr. Gallo is also a clinical instructor in the Department of Medicine, Division of Gastroenterology and Hepatology at Stony Brook University Medical Center. Dr. Gallo has been a director of the Company since its inception.

      Gregory Kalmar, D.D.S., 54, conducts a practice in family and cosmetic dentistry in Huntington, New York, a practice he has conducted since 1974. From 1982, Dr. Kalmar has also been an attending dentist at Nassau County Medical Center, East Meadow, New York. Dr. Kalmar has been a director of the Company since August 1996.

      Paul Kolker, M.D., 65, conducts a medical practice in thoracic and cardiovascular surgery in Roslyn, New York, a practice he has conducted since 1969. Dr. Kolker has been a director of the Company and its Treasurer since its inception.

      Amy Koreen, M.D., 39, conducts a medical practice in psychiatry in Huntington, New York, a practice she has conducted since 1994. Prior to that time, Dr. Koreen completed a fellowship in biological psychiatry and neuropsychopharmacology at Long Island Jewish Medical Center. Dr. Koreen has been a director of the Company since its inception.

      Ronald R. Perrone, M.D., 53, conducts a medical practice in anesthesiology in Melville, New York, a practice he has conducted since 1989. Dr. Perrone has been Chief Medical Officer of MDNY since 1999 and was Medical Director of MDNY from 1995 until 1999. Dr. Perrone has been a director of the Company since its inception.

      Rosario Romano, M.D., 53, conducts a medical practice in internal medicine in Port Jefferson, New York, a practice he has conducted since 1980. Dr. Romano has been a director of the Company since its inception.

      David J. Weissberg, M.D., 47, conducts a medical practice in orthopedic surgery in Huntington, New York, a practice he has conducted since 1985. He has served as Chairman of the Board of Directors and as the President of the Company since its inception.

      Drs. Kalmar, Koreen, Perrone and Weissberg are Class B Directors with a term expiring in connection with the 2002 Annual Meeting. Drs. Caravella, Kolker and Romano are Class C Directors with a term expiring in connection with the 2003 Annual Meeting.

      Executive Officers

      Officers are elected at each Annual Meeting of the Board of Directors and serve at the discretion of the Company's Board of Directors. There are no family relationships between any director or officer of the Company. The following table sets forth as of the date hereof the names and ages of all officers of the Company and all positions and offices they hold with the Company. The principal employment for at least the last five years for each of the Company's officers (other than Paul Accardi) is described above.

         Name                    Age   Position with the Company
         ----                    ---   -------------------------

David J. Weissberg, M.D......... 46    Chairman of the Board and President
Paul Kolker, M.D................ 65    Director and Treasurer
Paul Accardi.................... 46    CEO of MDNY Healthcare, Inc.
Ronald R. Perrone............... 53    Medical Director of MDNY Healthcare, Inc.

      Paul Accardi has served as Chief Financial Officer of MDNY Healthcare, Inc., the Company's HMO subsidiary ("MDNY"), since 1995. Mr. Accardi also became Chief Executive Officer of MDNY in January 2000. Mr. Accardi was appointed as an officer of MDNY pursuant to a Management Services Agreement dated December 11, 1995 among the Company, MDNY, NextStage Healthcare Management of New York, Inc. and Catholic Healthcare Network of Long Island, Inc.

      The Vice-President and the Secretary of the Corporation resigned in August 2001 in connection with their resignation as directors. Such offices are currently vacant.

      There are no employment agreements or any termination of employment or change-in-control arrangements between the Company and any of its executive officers or between MDNY and any of its executive officers other than Paul
Accardi and Ronald R. Perrone, M.D. MDNY has guaranteed the obligations of NextStage Healthcare, Inc. under a Separation Agreement and General Release, effective April 15, 2000, between Nextstage Healthcare, Inc. and Richard Radoccia, who resigned as MDNY's Chief Executive Officer effective January 18, 2000. See "Certain Relationships and Related Transactions."

Meetings, Committees, Directors' Fees

      The Company's Board of Directors held two informal meetings during the year ended December 31, 2000 ("Fiscal 2000"). A quorum was absent at each such meeting. From time to time, the members of the Board of Directors and its Committees may also act by unanimous consent. The Company believes that none of the directors attended more than 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served during Fiscal 2000.

      The By-laws provide for the Board of Directors to maintain a standing Nominating Committee, consisting of five shareholders of whom not more than three may be directors. The purpose of the committee is to nominate members for the Board of Directors and its committees. The Nominating Committee will consider nominees recommended in writing by shareholders, if such nominees would be qualified to serve as directors pursuant to the Company's By-laws. All seats on the Nominating Committee are currently vacant.

      The Company does not have a Compensation Committee or an Audit Committee. The Company did not pay any compensation to its directors in Fiscal 2000, except that the Company pays each director a fee equal to $200 per meeting attended for serving as a director.

      In May 2001, the Board of Directors created an Executive Committee having all the authority of the full Board, except as to certain matters specified by New York law. The Executive Committee consists of Salvatore Caravella, M.D., Paul Kolker, M.D., Ronald Perrone, M.D., Rosario Romano, M.D., and David Weissberg, M.D.

Compensation of Executive Officers

      The following table sets forth information concerning the compensation for services to the Company during each of the fiscal years ended December 31, 2000, 1999 and 1998 for David Weissberg, the Company's President and Chief Executive Officer, and each other executive officer of the Company (including MDNY) whose annual salary and bonus compensation with respect to the 2000 calendar year exceeded $100,000 (the "Named Executive Officers"). Neither David Weissberg nor any other officer of the Company received any compensation from the Company during any of the fiscal years ended December 31, 2000, 1999 and 1998.

                           SUMMARY COMPENSATION TABLE

                                                              Other Annual   No. of     All Other
Name                           Year     Salary       Bonus    Compensation   Options   Compensation
----                           ----     ------       -----    ------------   -------   ------------
David Weissberg                2000    $      0     $     0     $     0          0       $     0
   President and CEO           1999    $      0     $     0     $     0          0       $     0
                               1998    $      0     $     0     $     0          0       $     0

Paul Accardi                   2000    $124,996*    $     0     $     0          0       $     0
   CEO, MDNY Healthcare        1999    $      0           0     $     0          0       $     0
                               1998    $      0           0     $     0          0       $     0

Ronald R. Perrone              2000    $185,630     $     0     $     0          0       $     0
   Medical Director, MDNY      1999    $131,250     $     0     $     0          0       $     0
                               1998    $ 87,822     $     0     $     0          0       $     0

----------
o Represents compensation paid directly by MDNY to Mr. Accardi. Mr. Accardi also earned $114,749 from NextStage for services performed by him in 2000 as Chief Executive Officer and Chief Financial Officer of MDNY pursuant to the Management Services Agreement prior to its termination in October 2000.

Employment Agreements
o

      As of January 1, 2001, MDNY entered into Employment Agreements with each of Paul Accardi and Ronald R. Perrone (the "Executives"), which provide for Mr. Accardi to serve as MDNY's Chief Executive Officer and Dr. Perrone to serve as MDNY's Chief Medical Officer, respectively. Dr. Perrone is permitted to maintain a limited independent medical practice.

      The term of each Employment Agreement expires on December 31, 2003 but will be automatically renewed on a year-to-year basis, unless either party gives at least 90 days prior written notice of termination. The Employment Agreements for Mr. Accardi and Dr. Perrone provide for a base salary of $360,000 and $290,000, respectively, which is subject to annual increase in the discretion of MDNY's Board of Directors. The Executives also participate in MDNY's annual incentive program, with an initial target incentive opportunity of 30% of base salary. Except as described below with respect to salary continuation, the amount and nature of the Executives' participation in the annual incentive program is within MDNY's sole discretion. The Executives are eligible to participate in any profit-sharing, retirement or other benefit plans and any health, life, accident or disability insurance plans or programs to the same extent as other similarly situated key employees of MDNY. The Executives receive the health, life and disability benefits provided for the executive officers of MDNY and other fringe benefits, if any, provided to executive officers of MDNY that may be authorized from time to time by MDNY's Board of Directors. Each Executive receives a monthly automobile allowance of $500 for the use of an automobile used in connection with business matters.

      Each Employment Agreement provides that if there is a Change of Control (as defined) and there is a Termination of Employment during the term of the Agreement solely due to MDNY's termination of an Executive's employment other than as expressly permitted by the Agreement, MDNY must continue to pay the Executive's base salary in effect on the date of such termination and an annual adjustment payment equal to the greater of (1) the annual incentive paid to him for the previous year, and (2) 200% of the annual base salary in effect at the time of such Termination of Employment (an "Adjustment Payment"), subject to all required withholding taxes, for a period commencing on the date of such Termination of Employment and ending on the date which is the day before the second anniversary of such date. MDNY must pay the Executive the Adjustment Payments within 45 days after the first and second anniversaries of the date of the Termination of Employment. The Employment Agreements define "Termination of Employment" to mean the termination of the Executives' employment by MDNY for any reason other than any of the following: death; permanent disability (as defined); voluntary termination of employment; or termination of employment by MDNY for cause (as defined). Voluntary termination of employment is deemed a "Termination of Employment" if the voluntary termination occurs as a result of any of the following: (i) the assignment to the Executive of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any action by MDNY which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial and inadvertent actions not taken in bad faith which are remedied by MDNY promptly after receipt of notice thereof given by the Executive; MDNY requiring the Executive to be based at an office or location greater than 50 miles from MDNY's current offices; or any purported termination by MDNY of the Executive's employment other than as expressly permitted by the Agreement. The Agreements provide that, in the event of a Termination of Employment that is not in connection with a Change of Control, the Executive will continue to receive his base salary, in effect on the date of the Termination of Employment, and will receive an Adjustment Payment, subject to all required withholding taxes, for the period commencing on the date that his employment is terminated and ending on the day before the first anniversary thereof. This Adjustment Payment is due within 45 days after the first anniversary of the Termination of Employment. For a period of one year after the termination of the Executive's employment by MDNY for whatever reason, each Employment Agreement imposes certain non-competition and non-solicitation obligations regarding MDNY and its customers, suppliers, service providers and employees.

Options Granted in Last Fiscal Year

      None of the Named Executive Officers nor any of the other executive officers of the Company were granted any option by the Company during Fiscal 2000.

Aggregated  Options  Exercised  in Last  Fiscal  Year and Fiscal Year End Option
Values

      The following table sets forth information with respect to option exercises during the year ended December 31, 2000 and the number and value of options outstanding at December 31, 2000 held by the Named Executive Officers. All such options are exercisable for shares of the Company's Class B Common Stock, $.001 par value ("Class B Stock").

                                   Number of Shares
                                   Underlying
                                   Unexercised
                 Shares            Options at
                 Acquired          December 31, 2000     Value of Unexercised
                 On       Value    Exercisable("E")/     In the Money Options at
Name             Exercise Realized Unexcercisable("U")   December 31, 2000 (1)
----             -------- -------- -------------------   ---------------------

David Weissberg      0       0          18(E)/0(U)             $0(E)/$0(U)
Paul Accardi         0       0           0(E)/0(U)             $0(E)/$0(U)
Ronald Perrone       0       0          18(E)/0(U)             $0(E)/$0(U)

----------
(1) Value as of December 31, 2000 is based upon restrictions on transfer applicable to the Company's stock and the absence of a market therefor.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of November 30, 2001, regarding the beneficial ownership of the Common Stock of the Company of
(a) each person known by the Company to own more than five percent of the Company's outstanding Class A Stock or its Class B Stock, (b) each director and officer of the Company and (c) all officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power of the shares listed.

                              Amount and Nature
                                of Beneficial
                                Ownership(1)(2)      Percent of Class (1)
                               ----------------      --------------------
Beneficial Owner(3)            Class A  Class B      Class A      Class B
-------------------            -------  -------      -------      -------
Paul A. Accardi                   0          0          0             0
William Brennan, M.D              1          3          *             *
Salvatore J. Caravella, M.D       1         20          *             *
Franco Gallo, M.D                 1         20          *             *
Robert A. Jason, M.D              1        517(4)       *          11.9
Gregory Kalmar, D.D.S             1         13          *             *
Paul Kolker, M.D                  1        520(4)       *          12.0
Amy Koreen, M.D                   1         20          *             *
LIPH Bridge Partners, Inc.        0        500          0          11.5
Ronald R. Perrone, M.D            1        520(4)       *          12.0
Rosario Romano, M.D               1         31          *             *
Robert Sarnataro, M.D             1         19          *             *
David J. Weissberg, M.D           1        520(4)       *          12.0
Gary Wohlberg, M.D                1         20          *             *
All officers and directors
as a group (13 persons)          12        723(4)       *          16.7(4)

----------
*Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. For purposes of calculating the percentage or outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2) Includes the following number of currently exercisable options issued to certain directors as follows: Salvatore J. Caravella, M.D. (18); Franco Gallo, M.D. (18); Robert A. Jason, M.D. (15); Gregory W. Kalmar, D.D.S.
      (13); Paul Kolker, M.D. (18); Amy R. Koreen, M.D. (18); Ronald R. Perrone, M.D. (18); Andrew J. Peters, M.D. (12); Rosario J. Romano, M.D. (18); Robert E. Sarnataro, M.D. (15); David J. Weissberg, M.D. (18); Gary Wohlberg, M.D. (18).

(3) The address of such persons is c/o the Company, One Huntington Quadrangle, Suite 4C-01, Melville, N.Y. 11747.

(4) Includes 500 shares of the Company's Class B Stock beneficially owned by LIPH Bridge Partners, Inc. ("Bridge Partners"). Drs. Weissberg, Kolker, Perrone and Jason are shareholders and directors of Bridge Partners.

      There are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Principal Owners") to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Although none of the Company's directors, executive officers or Principal Owners have made written representations to the Company that no reports were required with regard to Fiscal 2000, the Company believes that none of the directors, executive officers and Principal Owners had any transactions in Company stock reportable during Fiscal 2000 and that none of such persons were required to comply with Section 16(a) filing requirements by filing a Form 5 or otherwise with respect to Fiscal 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      During 1995, the Company offered and sold shares of its common stock in a private placement to physicians, psychologists, podiatrists and dentists practicing on Long Island, New York (i.e., Queens, Nassau and Suffolk Counties). The Company offered shares of its Class A and Class B Stock to physicians based on their service specialty at a price of $2,000 per share. The Class A Stock is voting stock, and was initially offered only to primary care physicians, specialty care physicians, anesthesiologists and oral surgeons. No stockholder may own more than one share of Class A Stock. Holders of Class B Stock are not entitled to vote their shares of Class B Stock at meetings of the Company's stockholders, except as provided by New York law. During 1996, the Company issued additional shares of its Class A Stock and Class B Stock. In order to encourage greater participation in the Company on the part of certain qualified psychologists, general dentists, specialty dentists (with the exception of oral and maxillofacial surgeons), podiatrists and chiropractors who were not initially permitted to own Class A Stock, the By-laws were amended in 1997 to allow such practitioners to own one share of Class A Stock. The By-laws were amended in August 2001 to provide that such practitioners may not as a group hold more than two seats on the Company's Board of Directors (subject to adjustment as provided therein). Each such Class B shareholder has been offered the opportunity to exchange one share of Class B Stock for one share of Class A Stock. A total of 483 shares of Class B Stock may be so exchanged for Class A Stock.

      The Company issued to certain organizers non-qualified options to purchase an aggregate of 1,115 shares of Class B Stock at $2,000 per share exercisable at any time after July 1, 1998, subject to acceleration in the event of certain transactions. The options are non-transferable and expire on July 1, 2005. 616 of such options were granted to certain directors of the Company. Shares underlying such options represent 15% of the total number of the Company's shares outstanding on the date of grant.

      The Company owns 907 shares of the Class A Common Stock, par value $.001, constituting 67% of the outstanding stock in MDNY, and Catholic Healthcare Network of Long Island, Inc. ("CHNLI") owns 459 shares of the Class B Common Stock, par value $.001, constituting 33% of the outstanding stock in MDNY. CHNLI is a New York not-for-profit corporation whose members are officials of the Diocese of Rockville Center in Long Island, New York who are generally officers of or are otherwise affiliated with hospitals that belong to the Catholic Health Services of Long Island, Inc. system.

      Pursuant to a Stock Subscription and Purchase Agreement dated December 11, 1995 among the Company, CHNLI and MDNY, MDNY's By-laws provide that MDNY's Board of Directors consists of 18 directors, comprised of 10 directors elected by the Company, as holder of MDNY's Class A Stock (including four Primary Care Physicians, four Specialty Care Physicians, one Dental Healthcare Provider and one Behavioral Health Care Provider, as such terms are defined therein), four directors elected by CHNLI, as holder of MDNY's Class B Stock, and four directors jointly elected by MDNY and CHNLI to be Enrollee Representatives (as defined). MDNY's By-laws provide that directors elected by the Company and CHNLI are entitled to representation on the Finance, Hospital Selection and Medical Delivery Committees of MDNY's Board of Directors. The Stock Subscription and Purchase Agreement also sets forth certain provisions relating, among other things to the operation and development of the business of MDNY and the IPAs.

      The Company, CHNLI and MDNY are party to a Shareholders Agreement dated December 11, 1995, which provides, among other things, for certain restrictions on the transfer of stock in MDNY, including certain rights of first refusal in connection with any such proposed transfer.

      The Company, MDNY, CHNLI and NextStage Healthcare Management of New York, Inc. (formerly known as NextStage Healthcare Management, Inc., "NextStage") entered into a Management Services Agreement ("Management Services Agreement") in 1995. Pursuant to the Management Services Agreement, NextStage provided management, administrative and operational services for a five-year term that expired on October 10, 2000. Under the Management Services Agreement, management fees charged by NextStage during 2000 were based on actual costs incurred. Total management fee expenses incurred by MDNY were $11,263,697 at December 31, 2000. The management fee included costs incurred by MDNY related to services performed by NextStage on behalf of the IPAs. Such services included primarily utilization management, provider relations and claims processing and adjudication. During 2000, NextStage incurred management expenses that exceeded the related reimbursement fees provided by MDNY.

      Management fees paid or payable by MDNY to NextStage during 2000 under the Management Services Agreement were as follows:

        Salaries and related costs                          $ 5,894,467
        Consulting and professional fees                      1,538,352
        Selling, general and administrative expenses          3,378,017
        Depreciation expense                                    453,861
                                                            -----------
        Management fees charged to MDNY                      11,263,697
                                                            ===========

      Under the Management Services Agreement, MDNY was required to deposit with NextStage a management fee retainer. The amount of the retainer on deposit with NextStage at December 31, 1999 was $1,252,349. NextStage secured its obligation to repay the retainer to MDNY by pledging all of its property and equipment to MDNY. Upon expiration of the Management Services Agreement on October 10, 2000, NextStage transferred to MDNY all of its property, plant and equipment as well as its capital lease obligations, security deposits and note receivable, to satisfy the management fee retainer due to MDNY.

      Mr. Richard Radoccia and Mr. Jay Kossman are shareholders of NextStage Holdings, Inc. ("NextStage Holdings"). LIPH, LLC (the "LLC"), CHNLI and NextStage Holdings each owned 20 shares of stock in NextStage Healthcare, Inc. ("NextStage Healthcare"), of which NextStage is a wholly owned subsidiary. Mr. Radoccia and Mr. Kossman were employees of NextStage Healthcare and part of its management until their separation from Nextstage Healthcare in April 2000. In connection with their separation, the equity of Messrs. Radoccia and Kossman and of NextStage Holdings in NextStage Healthcare was contributed to NextStage
Healthcare and cancelled. The LLC and CHNLI remain the only significant shareholders in NextStage Healthcare.

      In connection with Mr. Radoccia's separation from NextStage Healthcare, Mr. Radoccia and NextStage Healthcare executed a Separation Agreement and General Release, effective April 15, 2000, and certain related agreements. MDNY has guaranteed the payment of the consideration payable by NextStage Healthcare under the Separation Agreement, which includes the payment of $65,000 in installments and the continuation of certain benefits. MDNY also entered into a Credentialing Services Agreement with CVONet, Inc., and a Website Maintenance and Hosting Agreement with Neptune Technologies, Inc., which corporations MDNY believes to be owned in part and controlled by Mr. Radoccia. Pursuant to these agreements, CVONet provides MDNY with credentialling verification services with regard to MDNY's participating Providers for a per-Provider fee, and Neptune Technologies operates and maintains MDNY's website for a fee.

      Mr. Radoccia resigned as Chief Executive Officer of MDNY effective January 18, 2000.

      In September 1995, NextStage Healthcare issued options to purchase additional shares of its common stock to the LLC, NextStage Holdings and LIPH Bridge Partners, Inc. ("Bridge Partners"). NextStage Holdings' 20 options were cancelled in connection with Mr. Radoccia's separation from NextStage Healthcare. The LLC's options for 15 shares are exercisable in groups of five, with exercise prices per share of $10,000, $15,000 and $25,000, respectively. Bridge Partners' five options have an exercise price of $20,000 per share. All such options may be exercised in whole or in part at any time on or prior to March 1, 2006. Four directors of the Company (Drs. Weissberg, Kolker, Perrone and Jason) are shareholders and directors of Bridge Partners, as are three former directors of the Company who resigned in August 2001.

      The shareholders of the Company own all of the membership interests in the LLC. The assets of the LLC consist of all of the stock in three IPAs. Thus, the IPAs are indirectly owned or controlled by the shareholders of the Company. Additionally, the LLC owns interests in NextStage Healthcare and Mainstreet Dental Management Corporation. MDNY has entered into agreements with the IPAs for the provision of applicable healthcare and administrative services to the members of the MDNY.

      Five directors of the Company (Drs. Caravella, Gallo, Kolker, Koreen and Jason) serve as directors of MDNY. Drs. Caravella, Jason and Koreen are, respectively, President, Vice President and Secretary of MDNY. Dr. Perrone, a director of the Company, is the Chief Medical Officer of MDNY. Seven directors of the Company (Drs. Caravella, Gallo, Jason, Perrone, Romano, Weissberg and Wohlberg) serve as directors of Island Practice Association, IPA, Inc., of which Dr. Romano is also President. One director of the Company (Dr. Kalmar) serves as a director of Island Dental Professional Association IPA, Inc. One director of the Company (Dr. Koreen) serves as a director of Island Behavioral Health Association IPA, Inc. Dr. Pierri resigned as a director of the Company in August 2001; she was and remains a director of both MDNY and Island Dental Professional Association IPA, Inc. Drs. Easow, Goldman, Harkavy, Landinsky, Shah and Tamburrino also resigned as directors of the Company in August 2001; they were and remain directors of Island Practice Association, IPA, Inc. Drs. Goldman and Peters resigned as directors of the Company in August 2001; they were and remain directors of MDNY. Each of such current and former directors of the Company earned fees for medical services rendered as a participating provider to one of the IPAs during 2000.

Independent Auditor Fees

      Audit Fees. Aggregate fees billed for professional services rendered by PriceWaterhouseCoopers ("PWC") for the audit of the Company's annual consolidated financial statements for 2000 and the review of the quarterly consolidated financial statements included in the Company's Forms 10-Q were approximately $195,000.

      All Other Fees. The aggregate fees billed for all other services rendered by PWC in 2000 were $479,000.

      The Board of Directors has not considered whether the provision of the services described under the caption "All Other Fees" is compatible with maintaining PWC's independence.

      The percentage of hours expended on PWC's engagement to audit the Company's financial statements for 2000 that were attributed to work performed by persons other than PWC's full-time, permanent employees was less than 50%.

                                   Proposal 2

    PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE
                   COMPANY'S AUDITORS FOR THE 2001 FISCAL YEAR

      The accounting firm PriceWaterhouseCoopers LLP ("PWC") is presently serving as the Company's independent auditors. PWC also served as the Company's independent auditors during the fiscal year ended December 31, 2000. The Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. A representative of PWC will be present at the Meeting to make a statement if he or she desires and to respond to appropriate questions presented at the Meeting.

             THE BOARD OF DIRECTORS DEEMS THE APPOINTMENT OF PWC AS
              THE COMPANY'S AUDITORS FOR THE 2001 FISCAL YEAR TO BE
          IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
       RECOMMENDS A VOTE "FOR" THE RATIFICATION OF SUCH APPOINTMENT OF PWC

                                  OTHER MATTERS

Annual Report on Form 10-K

      All shareholders of record on the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Annual Report does not form part of these proxy materials for the solicitation of proxies. The exhibits thereto are available from the Company without charge upon written request of a shareholder to the Secretary of the Company. Copies of such materials are also available online through the Securities and Exchange Commission at www.sec.gov.

Shareholder Proposals for 2002 Annual Meeting

      In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, shareholder proposals for such meeting should be sent to the Secretary of the Company at 275 Broadhollow Road, Melville, New York 11747 and must be received by the Company no later than August 3, 2002 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Matters Not Determined at the Time of Solicitation

      As of the date of this Proxy Statement, the Company knows of no matters other than those set forth herein that will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

      The Board of Directors of the Company would appreciate the prompt return of the enclosed Proxy, signed and dated. You may revoke your Proxy by giving written notice to the Company prior to the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or you may vote by ballot if you are present at the Meeting.

Dated: November 30, 2001

The Annual Report to Shareholders of the Company for the fiscal year ended December 31, 2000 is being mailed to Shareholders. The Annual Report does not form part of these proxy materials for the solicitation of proxies.

                             TO VOTE CLASS A SHARES

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                            One Huntington Quadrangle
                            Melville, New York 11747

                   PROXY--SOLICITED BY THE BOARD OF DIRECTORS

      The undersigned holder of Class A Common Stock of Long Island Physician Holdings Corporation ("Company") hereby appoints Drs. David J. Weissberg and Paul Kolker and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on this proxy form all shares of class a common stock of said company which the undersigned is entitled to vote at the annual meeting of shareholders of the company, to be held on December 19, 2001 (the "Meeting") and at all adjournments of such meeting, with all powers the undersigned would possess if personally present.

      This Proxy will be voted as specified. If no specification is made, the Proxy will be voted "For" each of the nominees for Class A director named in Proposal 1, Proposal 2, and as to any other matters as may properly come before the meeting, this Proxy will be voted in the discretion and in the best judgment of the Proxies. This Proxy may be revoked at any time prior to the voting thereof.

PROPOSAL 1: To elect the following persons as Class A directors for a term expiring with the 2002 Annual Meeting: William Brennan, M.D., Robert A. Jason, M.D, Robert Sarnataro, M.D, Gary Wohlberg, M.D.

                              FOR [ ] WITHHOLD [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

PROPOSAL 2: Proposal to approve the appointment of PriceWaterhouseCoopers LLP as the Company's auditors for the 2001 fiscal year.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Dated: __________, 2001

                                            ----------------------------
                                            Signature or Signatures

Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company or its transfer agent.